Exhibit 99.1

ELECTRA AI and Iron Horse Acquisition II Announce Strategic Partnership with Omega Seiki Mobility to Enhance Battery Intelligence Across Its Electric Vehicle Ecosystem

Partnership to provide real-time battery health monitoring, improve vehicle performance, strengthen financing confidence, and enhance customer experience across OSM’s growing EV portfolio.

BOSTON, MA, BOCA RATON, Fla., and NEW DELHI, India, August 18, 2026: ELECTRA AI (“ELECTRA”), the AI Brain for Batteries™ platform, and Iron Horse Acquisition II Corp. (Nasdaq: IRHO) (“Iron Horse”) today announced that ELECTRA has entered into a strategic partnership with Omega Seiki Mobility (OSM), one of India’s leading electric vehicle manufacturers, to integrate advanced battery health intelligence across OSM’s electric vehicle ecosystem. The collaboration is expected to enable real-time battery monitoring, predictive analytics, and State of Health (SoH) insights across OSM’s fleet, and is intended to help improve vehicle performance, maximize battery life, and deliver greater transparency to customers, financiers, retailers, and fleet operators.

As electric mobility adoption accelerates across India, battery performance and reliability have become critical factors influencing vehicle uptime, financing decisions, and total cost of ownership. Through this partnership, OSM plans to leverage ELECTRA AI’s advanced battery intelligence platform to gain deeper visibility into battery health and performance, enabling proactive maintenance, enhanced warranty management, and data-driven product development.

Dr. Uday Narang, Founder & Chairman, Omega Seiki Mobility, said: “The next phase of EV growth in India will not be driven solely by new vehicle sales, but by the creation of a credible and thriving secondary market. Battery health is the single biggest determinant of an EV’s residual value, and until that can be measured transparently, the used EV market will remain constrained. Through our partnership with ELECTRA AI, we are bringing unprecedented visibility into battery performance, enabling buyers, financiers, and fleet operators to make informed decisions with confidence. This will help improve resale values, unlock greater access to financing, and accelerate the adoption of electric mobility by ensuring that EVs remain valuable assets throughout their lifecycle.”

Mr. Vivek Dhawan, Chief Strategy Officer at Omega Seiki Mobility, said: “As electric mobility scales, the industry must move beyond selling vehicles and focus on delivering intelligence that improves asset performance throughout its life. By integrating ELECTRA AI’s advanced analytics into our ecosystem, we will gain deeper operational insights that help enhance fleet productivity, reduce unplanned downtime, strengthen warranty management, and support data-driven product development. This collaboration represents an important step towards building a smarter, more efficient, and technology-led mobility ecosystem that creates tangible value for customers, partners, and stakeholders alike.”

“Vehicle makers like OSM are being asked to put more capable, more affordable EVs on the road every year — and to stand behind them with confidence,” said Fabrizio Martini, Co-Founder and Chief Executive Officer of ELECTRA AI. “Our AI Brain for Batteries™ platform is designed to give them the real-world intelligence to do exactly that: help design better vehicles, offer stronger assurance to their customers, and keep fleets running. That’s what battery intelligence is for — turning data into trust across the whole ecosystem, from the OEM to the financier to the operator.”

The integration is designed to provide OSM with accurate State of Health (SoH) and Remaining Useful Life (RUL) estimations, allowing the company to optimize battery utilization, improve customer confidence, and support more efficient financing and asset management decisions. Following integration, the platform’s predictive capabilities are expected to help identify potential issues before they impact vehicle operations, reducing downtime and improving fleet productivity.

Once fully deployed, the partnership is intended to reinforce OSM’s commitment to building a smarter and more reliable electric mobility ecosystem while delivering innovative solutions that lower operating costs and improve the ownership experience for commercial EV users across India.

About ELECTRA AI

ELECTRA AI is the leading AI-driven cleantech and B2B software company, accelerating the world’s transition to electrification by unlocking the full potential of battery technology. ELECTRA AI builds the AI Brain for Batteries™ platform, a unified intelligence layer that enables battery systems to be monitored, optimized, and controlled across their full lifecycle. By combining Agentic AI, Physical AI, Physics-informed Battery Modeling with Large Quantitative Models (LQMs), ELECTRA AI transforms batteries from passive hardware into intelligent, adaptive, and increasingly autonomous assets.

ELECTRA AI powers battery intelligence across every major battery-powered sector, including Energy Infrastructure (BESS for grid, renewables, and data centers), autonomous systems (robotics, humanoid, space assets), and e-mobility, helping make electrification safer, more resilient, and more economically productive. ELECTRA AI was co-founded in 2015 by Fabrizio Martini, inspired by work conducted as a Principal Investigator on NASA projects.

ELECTRA AI has entered into a definitive business combination agreement with Iron Horse Acquisition II Corp. (Nasdaq: IRHO). The combined company is expected to list on Nasdaq in the second half of 2026 under the ticker AIBR. More information is available at https://www.electrabrain.ai/investors/.

About Iron Horse Acquisition II Corp.

Iron Horse Acquisition II Corp. (Nasdaq: IRHO) (www.ironhorseacquisition.com) is a special purpose acquisition company co-founded by CEO and Chairman Jose Antonio Bengochea and CFO Bill Caragol. Iron Horse completed its initial public offering in December 2025, raising gross proceeds of approximately $230 million. Iron Horse was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, with a particular focus on companies in the AI, media, and technology sectors.

About Omega Seiki Mobility

Omega Seiki Mobility, part of the Anglian Omega Group, is a next-generation electric vehicle manufacturer leading India’s shift toward zero-emission and intelligent mobility. With a portfolio spanning electric cargo carriers, passenger EVs, and autonomous mobility solutions, OSM is shaping the future of clean, connected transport for India and global markets.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Iron Horse’s or Electra’s future financial or operating performance. Forward-looking statements in this press release include, without limitation, statements regarding the anticipated capabilities, benefits, and outcomes of the partnership between OSM and ELECTRA AI, including statements regarding expected improvements in battery monitoring, vehicle performance, fleet productivity, and financing confidence. These outcomes are subject to successful integration, technology performance, market conditions, and other factors beyond the parties’ control. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Iron Horse and Electra and their respective management teams, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the occurrence of any event, change, or other circumstances that could give rise to the termination of the BCA; (ii) the outcome of any legal proceedings that may be instituted against Iron Horse, Electra, the combined company, or others following the announcement of the transaction; (iii) the inability to complete the transaction due to the failure to obtain approval of the stockholders of Iron Horse or to satisfy other conditions to closing; (iv) changes to the proposed structure of the transaction that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the transaction; (v) the ability to meet Nasdaq’s continued listing standards following the consummation of the transaction; (vi) the risk that the transaction disrupts current plans and operations of Electra as a result of the announcement and consummation of the transaction; (vii) the ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (viii) costs related to the transaction; (ix) changes in applicable laws or regulations; and (x) the possibility that Electra or the combined company may be adversely affected by other economic, business, and/or competitive factors. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Iron Horse nor Electra undertakes any duty to update these forward-looking statements, except as required by law.

No Offer or Solicitation

This press release does not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction, and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information about the Business Combination and Where to Find It

In connection with the proposed business combination, Iron Horse and Electra have filed a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which includes a proxy statement/prospectus, and certain other related documents, to be used at the meeting of stockholders to approve the proposed business combination. INVESTORS AND SECURITY HOLDERS OF IRON HORSE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, ANY AMENDMENTS THERETO, AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ELECTRA, IRON HORSE, AND THE BUSINESS COMBINATION. The definitive proxy statement will be mailed to shareholders of Iron Horse as of a record date to be established for voting on the proposed business combination and other proposals. Investors and security holders will also be able to obtain copies of the Registration Statement and other documents containing important information about each of the companies once such documents are filed with the SEC, without charge, at the SEC’s website at www.sec.gov, or by directing a request to: Loeb & Loeb LLP.

Participants in the Solicitation

Iron Horse, Electra, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Iron Horse’s stockholders in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination are contained in the Registration Statement.

Media Contact

ELECTRA AI

www.electrabrain.ai

Giovanni Rossi

grossi@electrabrain.ai

IRON HORSE

www.ironhorseacquisition.com

Bill Caragol

bill@ironhorseacquisition.com

OMEGA SEIKI MOBILITY

www.omegaseikimobility.com

DEVANSHU TANDON

devanshu@omegaseikimobility.com

ENDS

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